UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 4, 2013

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 4, 2013, the United States Patent and Trademark Office (the “USPTO”) issued a patent entitled “Sensitive Drug Distribution System and Method,” which relates to the distribution of Xyrem® (sodium oxybate) oral solution. This new patent, U.S. Patent No. 8,457,988, will be submitted for listing in the United States Food and Drug Administration’s (“FDA”) publication Approved Drug Products With Therapeutic Equivalence Evaluations (the “Orange Book”). This patent will be the Company’s tenth patent referencing Xyrem to be listed in the Orange Book and will expire June 16, 2024. The other listed patents expire at various times from 2019 to 2024.

The Company has also been notified by the USPTO that an additional patent related to the process of making Xyrem, U.S. Patent No. 8,461,203, is projected to issue on June 11, 2013. The Company does not expect to submit this additional patent for listing in the FDA’s Orange Book. This additional patent, when issued, will have an expiry date of December 22, 2019.

This report contains forward-looking statements, including, but not limited to, statements related to the expected issuance of an additional patent. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of the action of the USPTO and these risks and uncertainties associated with the timing of governmental actions and the protection of the Company’s intellectual property rights and other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and future filings and reports by the Company. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Suzanne Sawochka Hooper
Executive Vice President and General Counsel

Date: June 4, 2013